SHAREHOLDERS' AGREEMENT

THIS AGREEMENT is made on March 13, 2007

BETWEEN:

(1) PHINDER TECHNOLOGIES, INC., with location in 181 University Ave., Suite 210, Toronto, ON MSH 3M7, Canada, represent on this act by JOHN VAN AREM, man, place of birth Holland, with ID # NCI448129, acting as President and Legal Representative of PHINDER TECHNOLOGIES, INC., and full owners of ZUPINTRA COMMUNICATIONS INC., with location in 181 University Ave., Suite 210, Toronto, ON MSH 3M7, Canada, represent on this act by JOHN VAN AREM, man, place of birth Holland, with ID # NCI448129, acting as President and Legal Representative of ZUPINTRA COMMUNICATIONS INC.

(2) ITALBA CORPORATION: with location in 8540 SW 132 Court, Miami, Florida 33183, represent on this act by GUSTAVO ALBERELLI, man, Italian, married, with ID # F 24 1430 acting as President and Legal Representative of

WHEREAS

(1) ZUPINTRA PANAMA, S.A., is a company limited by shares and incorporated under the laws of Panama and has at the date of this Agreement an authorized and issued share capital of US$290,000.00. The undertaking shall be in the form (as nearly as circumstances will permit) set out in the Third Schedule divided into 100 ordinary shares all of which have been issued and are fully paid up legally and beneficially owned by PHINDER TECHNOLOGIES, INC., and ITALBA CORPORATION with location in 8540 SW 132 Court, Miami, Florida 33183.

(2) PHINDER TECHNOLOGIES, INC shares of the Company (51.00%) and ITALBA CORPORATION shares of the Company (49%) of the Company ZUPINTRA PANAMA, S.A.

IT IS AGREED as follows:

1 Interpretation

1.1 In this Agreement unless the context otherwise requires:

"The Board" means the board of directors of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

"The Companies" means the Company and each of the Subsidiaries;

"The Company" means ZUPINTRA PANAMA, S.A., a company duly incorporated under the laws of Panama with limited liability;

"Control"

(a) In relation to a body corporate ("X"), means the power of person ("Y") by having:

(i) voting power in or in relation to X or any other body corporate, or
(ii) power under any contract or document or otherwise_to secure X's affairs are conducted in accordance with Y's wishes, and

(b) in relation to a partnership, means the right to a share of more than one-half of the partnership's assets or more than one-half of the partnership's income, or more than one-half of the votes that can be cast by all the partners;

and **"Controlled"** shall be construed accordingly and a **"Change of Control"** when applied to any party shall be deemed to have occurred if any person or persons who Control such party at the date of execution of this Agreement (or the date such party becomes bound by the terms of this Agreement (if later)) subsequently cease to Control it or if any person or persons subsequently acquire Control of it;

"Financial Year" means any accounting reference period of the Company that end March 30; and **"the Subsidiaries"** means those companies referred to in recital 3 which are listed in the Fourth Schedule and **"Subsidiary"** shall mean any one of them;

1.2 References to **"party"** and **"parties""** shall be construed as references to a party or the parties to this Agreement.

1.3 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.4 Any document referred to as being **"in the Agreed Form"** shall mean a document in a form agreed by the parties at the date of this Agreement and installed by or on their behalf for identification purposes.

2 Constitution

2.1 Subject to the completion of the Agreement for Sale and Purchase of Shares referred to at recital (2) the parties shall procure that:

2.1.1 The registered office of the Company shall be: Ricardo J. Alfaro Avenue, The Century Tower Building, Six floor, Office #603, Panama, Republic of Panama.

2.1.2 The auditors of the Company should be determining in the first board meeting;

2.1.3 The Company's accounting reference period shall be since this period to next physical year;

2.1.4 The bankers to the Company shall be HSBC;

2.1.5 The Chairman should be appoint in the first board meeting.

2.1.6 The Secretary should be appoint in the first board meeting.

1.2 References to **"party"** and **"parties""** shall be construed as references to a party or the parties to this Agreement.

1.3 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.4 Any document referred to as being **"in the Agreed Form"** shall mean a document in a form agreed by the parties at the date of this Agreement and installed by or on their behalf for identification purposes.

2 Constitution

2.1 Subject to the completion of the Agreement for Sale and Purchase of Shares referred to at recital (2) the parties shall procure that:

2.1.1 The registered office of the Company shall be: Ricardo J. Alfaro Avenue, The Century Tower Building, Six floor, Office #603, Panama, Republic of Panama.

2.1.2 The auditors of the Company should be determining in the first board meeting;

2.1.3 The Company's accounting reference period shall be since this period to next physical year;

2.1.4 The bankers to the Company shall be HSBC;

2.1.5 The Chairman should be appoint in the first board meeting.

2.1.6 The Secretary should be appoint in the first board meeting.

3 **Directors and Board meetings**

3.1 At all times while this Agreement remains in force the parties shall procure that the number of directors shall not be less than three (3) and that (subject as otherwise expressly provided in this Agreement) each of the parties shall be entitled to have appointed and to have removed up to such respective number of directors as is specified in the following provisions of this clause.

3.2 At all times while it remains a shareholder in the Company ZUPINTRA PANAMA, S.A., shall be entitled to have appointed up to three (3) directors of the Company at any time and to have any director so appointed removed. For this purpose [, , , and] shall be deemed to have been appointed as directors of the Company at the request of ZUPINTRA PANAMA, S.A., pursuant to the provisions of this clause 3.2.

3.3 Save for the specific appointments deemed to be made pursuant to clauses 3.2 any exercise by any party of the power of appointment or removal conferred on him pursuant to the above provisions shall be in writing and shall be served upon the other party to this Agreement together with a completed form of shareholders' resolution in writing substantially in the terms set out in the Second Schedule signed by the party giving the notice (and each of his nominees) which each of the parties receiving it (and each of their respective nominees) shall then immediately sign and deliver to the registered office of the Company marked for the attention of the secretary. Any such exercise of these powers of appointment and removal shall take effect when the written resolution which may be contained on more than one document signed by or on behalf of all the shareholders of the Company is so delivered to the registered office of the Company.

3.4 If any party to whom the shareholders' resolution referred to in clause 3.4 is sent or any of his nominees shall delay signing the same and/or delivering it to the registered office of the Company such party on behalf of himself and (as he warrants and represents) as a duly authorized agent of each of such nominees irrevocably;

3.4.1 Appoints any other party sign a further copy of the said shareholders' resolution behalf of himself and each of such nominees; and

3.4.2 Authorizes any other party to deliver the same to the registered office of the Company marked for the attention of its secretary.

3.5 Unless otherwise agreed the parties shall procure that Board meetings be convened and held at least quarterly.

3.6 Notwithstanding the provisions that maybe contained in the by laws of the Company

3.6.1 The quorum for the meeting of the board of directors shall be three (3) directors of which three shall be directors appointed by ZUPINTRA PANAMA, S.A.

3.6.2 The Chairman of the board of directors shall be appointed from among the directors appointed by ZUPINTRA PANAMA, S.A.

3.6.3 Question arising at any meeting of the directors or of any committee shall be decided by a majority of votes of the directors present PROVIDED.

(a) If at any meeting of the directors or of any committee any director appointed by ZUPINTRA PANAMA, S.A., is not present in person or represented by an alternate director appointed by ZUPINTRA PANAMA, S.A., the votes of the director or directors appointed by ZUPINTRA PANAMA, S.A, present in person or represented by an alternate director.

3.7 The Board of Directors shall appoint an Audit Committee and an Executive

Committee as well as such other Committees as it shall consider necessary.

4. General meetings

4.1 The quorum for a general meeting of the Company shall be two members present in person or by proxy of which one shall be or represent a holder of any of the shares owned by ZUPINTRA PANAMA, S.A., and the other shall be or represent a holder of any of the shares owned by ZUPINTRA PANAMA, S.A.

4.2 The Chairman of a general meeting of the Company, in the case of an equality of votes, whether on a show of hands or on a poll, shall not be entitled to a second or casting vote.

5. Financing

5.1 PHINDER TECHONOLOGIES, INC., and ZUPINTRA COMUNICATIONS INC., agrees to fund the amount of US$300,000 not to reimbursable.

5.2 PHINDER shall make available the credit facilities it has secured to execute the business plan, for so long as the plan is performing according to projections.

5.3 PHINDER shall provide the unrestricted and continuing use of its´ international VOIP network, including the Nextone infrastructure, billing systems, NOC and staff to support the JV in every respect.

6. Business of the Company

6.1 The business of the Company shall be in territory of Latin America, Europe, (Spain & Portugal).

6.2 Gustavo Alberelli shall be appointed Vice President, Business Development for Latin America & EMEA by PHINDER. He shall receive 500,000 shares of PHINDER at closing, 500,000 shares of PHINDER after reaching target at 6 months and 1,000,000

share options at $0.15 per share if targets are met at 12 months.

6.3 ITALBA (and its' related entities "ITALBA") will allow using a non-exclusive use of all its telecom licenses in the target countries.

6.4 ITALBA shall exercise its' best efforts to engage carriers and regulators in the target areas to obtain GSM locations, service contracts and licenses for the JV. In addition to its shares in the JV, ITALBA or its' designee shall receive a monthly consulting fee from PHINDER of $10,000.00 per month for each of the first 12 months of the project, payable no later than the 10th of the month. This consulting engagement shall renew automatically if the project is operating according to projections. ITALBA shall be reimbursed for any travel or entertainment expenses incurred on behalf of the JV, by the JV.

6.5 ITALBA shall make available to the JV the use of its' existing network equipment, staff, contractors and agents in the target countries on a non-exclusive basis. Further, ITALBA shall be responsible for all "in-country" marketing and sales of all retail and commercial products.

6.6 ITALBA shall utilize its equipment and network distributor contracts on behalf of the JV, and pass through such products or services to the JV at ITALBA's cost.

7. Conduct of the joint venture

7.1 The Capital of ZUPINTRA PANAMA, S.A., should not be allowed to be increase without the unanimous approved by the Shareholders of ZUPINTRA PANAMA, S.A.

7.2 Any change in the articles of incorporation or by laws of the Company and its Subsidiaries or the rights should be approved by unanimous decision of the Shareholders of ZUPINTRA PANAMA, S.A.

7.3 The Company and its Subsidiaries shall not:

7.3.1 Acquire whether by formation or otherwise any subsidiary or effect or permit the disposal or dilution of its interest directly or indirectly in any subsidiary (including a Subsidiary);

7.3.2 Sell, transfer, lease, license or in any way dispose of all or a material part of its business, undertaking or assets whether by a single transaction or series of transactions related or not;

7.3.3 Borrow any sums except from the bankers of the Company and its Subsidiaries in the ordinary and usual course of business such sums not to be in aggregate in excess of US$100,000.00 at any time;

7.3.4 Undertake in any Financial Year or part of a Financial Year any single item or series of items of capital expenditure involving an aggregate liability:

7.3.4.1 During that Financial Year in excess of US$30,000.00 or the sums provided for capital expenditure in the Business plan referred to in clause 9.2 for that year;

7.3.5 Enter into any operating lease either as leaser or lessee of any property, plant or equipment of a duration exceeding two (2) years or involving aggregate premium and annual rental payments for the operating lease in question in excess of US$50,000.00 not provided for the Business Plan referred to in clause 9.2;

7.3.6 Make any loan or advance or otherwise give credit (other than credit given in the normal course of the business of the Company and its Subsidiaries) to any person;

7.3.7 Give any guarantee, bond or indemnity in respect of or to secure the liabilities or obligations of any person;

7.3.8 Create or issue any debenture, mortgage, charge or other security over any assets of the Company and its Subsidiaries;

7.3.9 Acquire any share or loan capital of any body corporate (including that of the Company or any Subsidiary) or enter into any partnership or profit sharing arrangement with any person;

7.3.10 Declares or pay any dividend or other distribution in respect of any share capital of the Company and its Subsidiaries or to modify any dividend policy;

7.3.11 Enter into or make any material change to any contract or transaction with any other persons;

7.3.12 Enter into or make any material change to any contract of employment with any director or senior manager of the Company and its Subsidiaries (whatever his title or job description);

7.3.13 Introduces any executive or employee stock or share option or profit sharing or bonus scheme of any nature;

7.3.14 Enter into any agreement for consultancy or management services which will, or is likely to, result in the Company and its Subsidiaries being managed otherwise than by its directors;

7.3.15 Change the auditors of the Company and its Subsidiaries or effect any significant change in the accounting principles and practices for the time being adopted by the Company and its Subsidiaries;

7.3.16 Change the names or the scope of authority of the persons authorized to sign checks or other financial instruments on behalf of the Company and its Subsidiaries;

7.3.17 adopt or amend once adopted any Business Plan referred to in clause 9.2;

7.3.18 The managing director will be able to approve expenditure of the Company up to the amount of US$50,000.00 provided that same has been included in the approved Business Plan but any expenditure above the said amount of US$50,000.00 and any unbudgeted expenditure (even if it is below the said amount of US$50,000.00) will require the approval of the Executive Committee.

8. Accounting matters and dividend policy

8.1 The parties shall procure that:

8.1.1 The Company shall at all time maintain accurate and complete accounting and other financial records in accordance with the requirements of all applicable laws and the International Accounting Standards;

8.1.2 Monthly management accounts containing such information as either party shall reasonably require shall be prepared and dispatched by the Company to the parties within fifteen (15) days of the end of the month in question;

8.1.3 Each party and its respective authorized representatives shall be allowed access at all reasonable times to examine the books and records of the Company;

8.2 The parties shall procure that managing director of the Company shall prepare an annual business plan (**"the Business Plan"**) which shall include the following:

8.2.1 An estimate of the working capital requirements of the Company incorporated within a cash flow statement together with an indication of the amount (if any)

which it is considered prudent to retain out of the previous Financial Year's distributable profits to meet such working capital requirements;

8.2.2 A projected profit and loss account;

8.2.3 An operating budget (including estimated capital expenditure requirements) and balance sheet forecast;

8.2.4 A review of the projected business; and

8.2.5 A summary of business objectives

The first Business Plan in respect of the Financial Year ending December 31, 2007 shall be prepared within sixty days of the date of this Agreement. Business Plans in respect of subsequent Financial Years shall be submitted for approval by the Board not later than thirty (30) days before the commencement of the Financial Year in question;

8.3 Subject to circumstances prevailing at the relevant time including in particular the working capital requirements of the Company, it is the intention of the parties that the Company shall distribute by way of dividend in respect of each Financial Year, provided the same will not contravene the law, thirty per cent (30%) of the Company's post tax operating cash flow provided however that this dividend policy may be modified by unanimous vote of one hundred per cent (100%) of the issued shares of the Company and the Directors appointed by such shareholders.

9. Promotion of Company's business

9.1 Each of the parties to this Agreement covenants with each other to use his best endeavors to promote and develop the business of the Company to the best advantage in accordance with good business practice and the highest ethical standard.

9.2 Each of the parties to the Agreement covenants that for as long as he is a party to this Agreement he shall not and shall procure that no company owned or Controlled by him and no person on his or their behalf shall canvass, solicit the custom of or endeavor to entice away from the Company any person firm or company which has at any time during the previous 12 months been a customer of or in the habit of dealing with the Company or any Subsidiary of the Company.

9.3 The restrictions contained in clause 10.2 are considered reasonable by the parties but in the event that any such restriction shall be found to be unenforceable but would be valid if some part or parts of it were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

10. Confidentiality

10.1 Each of the parties to this Agreement shall at all times use his best endeavors to keep confidential (and to procure that his respective employees and agents shall keep confidential) any confidential information which he or they may acquire in relation to the Company and its Subsidiaries or in relation to the clients, business or affairs of every other party to this Agreement or of the Company or of any of the Company's Subsidiaries and shall not use or disclose such information except with the consent of the other party to this Agreement and/or of the Company or its relevant Subsidiary (as appropriate) or in accordance with the order of a court of competent jurisdiction or in the case of information relating to the Company or any of its subsidiaries for the advancement of the business of the Company or the relevant Subsidiary.

10.2 The parties to this Agreement shall procure that the Company shall and shall procure that its Subsidiaries shall use all reasonable endeavors to ensure that the officers, employees and agents of each of them observe a similar obligation of confidence in favor of the parties to this Agreement.

10.3 The obligations of each of the parties contained in clause 11.1 shall continue without limit in point of time but shall cease to apply to any information coming into the public domain otherwise than by breach by any such party of his said obligations Provided that nothing contained in this clause 11 shall prevent any party from disclosing any such information to the extent required in or in connection with legal proceedings arising out of this Agreement or any matter relating to or in connection with the Company.

10.4 For the purposes of this clause 11 the expression **"party"** shall include any other company Controlled by that party and the employees or agents of that party and of such Controlled companies.

11. Share transfers

Save as otherwise expressly provided in this Agreement neither party shall be entitled during the term of this Agreement to sell, transfer, charge, in cumber, grant options over or otherwise dispose of any of the shares or any beneficial interest in any of the shares now owned or to be acquired after the date of this Agreement by it in the Company under or pursuant to this Agreement or by virtue of its shareholding in the Company except in compliance with the provisions of the by laws of the Company Provided that the provisions of clause 17.1 are complied with.

12. Termination

12.1 This Agreement shall continue in full force and effect until terminated in accordance with the provisions of this clause.

12.2 This Agreement shall terminate in respect of any party to this Agreement (but shall continue between the other parties to this Agreement (if more than one) but not otherwise) if at any time as a result of a transfer of shares made in accordance with this Agreement and/or the Company's articles of incorporation and by laws that party holds no shares in the capital of the Company but without prejudice to any rights

which any party may have against any other party arising prior to such termination (including without limit the provisions of clause 17.1 below).

12.3 This Agreement shall terminate immediately if an effective resolution is passed to wind up the Company or if a liquidator is otherwise appointed (but without prejudice to any rights any party may have against any other arising prior to such termination).

13. Supremacy and general covenants

13.1 If any provisions of the articles of incorporation or by laws of the Company at any time conflict with any of the provisions of this Agreement the provisions of this Agreement shall prevail by the means set out in the following sentence. The parties shall whenever necessary, including in the case referred to in the preceding sentence, exercise all voting and other rights and powers available to them to procure the amendment of the articles of incorporation and/or the by laws to the extent necessary to permit the Company and its affairs to be carried out as provided in this Agreement. For the avoidance of doubt, the articles of incorporation and the by laws of the Company do not conflict and are not to be treated as conflicting with any provisions of this Agreement by which the parties agree to procure that anything be or be not done.

13.2 Each of the parties shall exercise all voting rights and other powers of Control available to them in relation to the Company so as to procure (so far as each is respectively able by the exercise of such rights and powers) that at all times during the term of this Agreement the provisions concerning the structure and organization of the Company and the regulation by the parties of its affairs set out in this Agreement are duly observed and given full force and effect and all actions required of the parties under this Agreement are carried out in a timely manner. Without prejudice to the generality of the foregoing each party shall procure that each of his nominees who are shareholders in the Company and (subject to their fiduciary duties) each of the directors appointed or deemed to be appointed by him under or pursuant to clause 2 and/or clause 3 shall execute and do all such acts and things and give and confer all such powers and authorities as they would have been required to

execute do give and/or confer had they been a party to this Agreement and had covenanted in the same terms as the party for which they are a nominee (if a shareholder) or which appointed them (if a director).

14. Notices

14.1 Any notice to be given by any party to this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid registered post (airmail in the case of an address for service outside Panama) to the addressee at the address or (as the case may be) the facsimile number of that party set opposite its name below:

PHINDER TECHNOLOGIES, INC., : [ ]

Address:
Fax No. : [ ]
Telephone:

ITALBA CORPORATION:

Address:	8540 SW 132 Court, Miami, Florida 33183
Fax No.:	[305] 386.9388
Telephone:	(305) 386.2593

or at such other address (facsimile number) as the party to be served may have notified (in accordance with the provisions of this clause) for the purposes of this Agreement.

14.2 Any notice sent by facsimile shall be deemed served when dispatched and any notice served by prepaid registered post shall be deemed served five (5) days after posting to an address in Guatemala or where served by air mail ten (10) days after posting to an address outside the Guatemala. In proving the service of any notice it will be sufficient to prove, in the case of a letter, that such letter was properly stamped addressed and placed in the post or delivered or left at the current address if

delivered personally and, in the case of a facsimile that such facsimile transmission was duly dispatched to the facsimile number of the addressee given above or subsequently notified for the purposes of this Agreement.

15. Law and jurisdiction

15.1 This Agreement shall be governed by and construed in all respects in accordance with the law of Panama, Republic of Panama.

SIGNED by **PHINDER TECHNOLOGIES, INC.**

John Alexander van Arem
President

SIGNED by **ITALBA CORPORATION**

Gustavo Alberelli
President

SIGNED by **ZUPINTRA COMMUNICATIONS, INC.**

John Alexander van Arem
President